SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Sorrento Therapeutics, Inc.

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6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

NOTICE OF 2012 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the annual meeting of stockholders of Sorrento Therapeutics, Inc. to be held at our corporate headquarters located at 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121 on September 6, 2012 at 10:00 a.m. local time, for the following purposes:

1.	To elect seven (7) directors for a one-year term to expire at the 2013 annual meeting of stockholders.

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To transact any other business that may properly come before our annual meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Our board of directors has fixed July 13, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors,

Henry Ji, Ph.D.
Interim Chief Executive Officer, Chief Scientific Officer and Director

San Diego, California

July 31, 2012

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, SEPTEMBER 6, 2012

The board of directors of Sorrento Therapeutics, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on September 6, 2012 at 10:00 a.m., local time, at our corporate headquarters located at 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121. If you need directions to the location of the annual meeting, please contact us at (858) 210-3700.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on September 6, 2012.

This proxy statement and our annual report are available electronically at www.sorrentotherapeutics.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2012 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about August 2, 2012 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on July 13, 2012 are entitled to vote at the annual meeting. On this record date, there were 299,877,135 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are two proposals scheduled for a vote:

Proposal 1: Election of Seven (7) Directors:

•	Henri Ji, Ph.D.;

•	Glenn L. Halpryn;

•	Jane H. Hsiao, Ph.D., M.B.A.;

•	Curtis Lockshin, Ph.D.;

•	Kim D. Janda, Ph.D.;

•	M. Scott Salka; and

•	Diane D-S. Tang-Liu, Ph.D.

Proposal 2: Ratification of the appointment of Mayer Hoffman McCann P.C. as the company’s independent registered public accountants for the fiscal year ending December 31, 2012.

How many votes do I have?

Each share of our common stock that you own as of July 13, 2012 entitles you to one vote.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. For ratification of the appointment of Mayer Hoffman McCann P.C. as the company’s independent registered public accountant you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be, as permitted, voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date;

•	you may notify our corporate secretary, Joshua Weingard, in writing before the annual meeting that you have revoked your proxy; or

•	you may notify our corporate secretary, Joshua Weingard, in writing before the annual meeting and vote in person at the meeting.

Can I vote via the Internet or by telephone?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of July 13, 2012, or approximately 149,938,568 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. For Proposal 1, the seven nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by our mailing and tabulating agent, Computershare Limited.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of Mayer Hoffman McCann P.C., our independent registered public accounting firm. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcomes of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Mayer Hoffman McCann P.C. is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2011 that we filed with the Securities and Exchange Commission, or SEC, we will send you one without charge. Please write to:

Sorrento Therapeutics, Inc.

6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.sorrentotherapeutics.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

You are requested to vote for seven nominees for director, whose terms expire at this annual meeting and who will be elected for a new one-year term and will serve until their successors are elected and qualified. The nominees are Henry Ji, Ph.D., Glenn L. Halpryn, Jane H. Hsiao, Ph.D., M.B.A., Curtis Lockshin, Ph.D., Kim D. Janda, Ph.D., M. Scott Salka and Diane D-S. Tang-Liu, Ph.D.

If no contrary indication is made, proxies in the accompanying form are to be voted for the aforementioned directors or in the event that any of the aforementioned directors is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. All of the aforementioned directors are currently members of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the

2013 Annual Meeting of Stockholders

Name	Age	Present Position with Sorrento Therapeutics, Inc.
Henri Ji, Ph.D.	48	Director, Interim Chief Executive Officer and Chief Scientific Officer
Glenn L. Halpryn	51	Director
Jane H. Hsiao, Ph.D., M.B.A.	65	Director
Curtis Lockshin, Ph.D.	52	Director
Kim D. Janda, Ph.D.	54	Director
M. Scott Salka	50	Director
Diane D-S. Tang-Liu, Ph.D.	55	Director

Henry Ji, Ph.D. co-founded Sorrento Therapeutics, Inc. in January 2006 and served as its Chief Scientific Officer since November 2008, as a director since January 2006, and as its Interim Chief Executive Officer since April 2011. Dr. Ji also served as our Secretary from September 2009 to June 2011. Dr. Ji was appointed to serve as our Chief Scientific Officer and as a director effective upon our acquisition of Sorrento Therapeutics, Inc. (the post merger company) in September 2009. Since April 2012, Dr. Ji has served as a managing director of Hongye San Diego Group, LLC. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life science technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President, of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of our intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University.

Dr. Ji has demonstrated significant leadership skills as President and Chief Executive Officer of Stratagene Genomics, Inc. and Vice President of CombiMatrix Corporation and Strategene Corporation and brings more than 17 years of biotechnology and biopharmaceutical experience to his position on our board of directors. Dr. Ji’s extensive knowledge of the industry in which we operate, as well as his unique role in our day-to-day operations as our Interim Chief Executive Officer and Chief Scientific Officer, allows him to bring to our board of directors a broad understanding of the operational and strategic issues we face.

Glenn L. Halpryn has served as a director since July 2008 and as Chairman of the Board since April 2011. From July 2008 to July 2009, Mr. Halpryn served as our pre-merger Chairman of the Board, Chief Executive Officer and President. Since August 2010, Mr. Halpryn has served as a Director of ChromaDex Corporation, a publicly traded company that supplies phytochemical reference standards and reference materials, related contract services, and products for the dietary supplement, nutraceutical, food and beverage, functional food, pharmaceutical and cosmetic markets. From April 2010 until October 2011, Mr. Halpryn served as a Director of CDSI Holdings, Inc., a public shell company seeking new business opportunities. Since 2001, Mr. Halpryn has served as Chief Executive Officer and a director of Transworld Investment Corporation. Since September 2008, Mr. Halpryn has served as a director of Castle Brands Inc., a developer and international marketer of premium branded spirits whose shares are traded on the NYSE MKT. From December 2008 until June 2011, Mr. Halpryn served as a director of SearchMedia Holdings Limited, an outdoor billboard and in-elevator advertisement company in China. From September 2008 until August 2010, Mr. Halpryn served as a director of Winston Pharmaceuticals, Inc., a publicly held corporation specializing in the manufacture of skin creams and prescription medication for the treatment of pain management. From December 2006 through 2009, Mr. Halpryn served as a director or held various executive officer positions in the Getting Ready Corporation (a publicly held shell corporation that merged with Winston Pharmaceuticals, Inc. in September 2008), Ideation Acquisition Corporation (a publicly held special purpose acquisition corporation that merged into SearchMedia Holdings Limited in November 2009), clickNsettle.com (a publicly held shell corporation that merged with Cardo Medical, LLC in September 2008) and Longfoot Communications, Inc. (a publicly held shell corporation that merged into Kidvill Holdings, LLC in August 2008). Mr. Halpryn served as a director of Ivax Diagnostics, Inc., a publicly held corporation, from 2002 until September 2008.

Mr. Halpryn has over 10 years of leadership experience serving companies in the biotechnology and biopharmaceutical industries. In addition, his service on the boards of directors of a variety of other public companies gives him a deep understanding of the challenges faced by public companies and allows him to bring a variety of viewpoints and perspectives to the deliberations of our board of directors. Mr. Halpryn has a broad understanding of the operational, financial and strategic issues facing public and private companies and his investment, acquisition and development experience will be valuable to our business and strategies relating to our current development activities and efforts to finance the development of future products.

Jane H. Hsiao, Ph.D., M.B.A. has served as a director since January 2010. Dr. Hsiao has served as Vice-Chairman and Chief Technical Officer of OPKO Health, Inc. (OPKO), a publicly traded specialty healthcare company, since May 2007. Dr. Hsiao served as the Vice Chairman-Technical Affairs of IVAX Corporation from 1995 to January 2006. Dr. Hsiao served as Chairman, Chief Executive Officer and President of IVAX Animal Health, IVAX’s veterinary products subsidiary, from 1998 to 2006. Dr. Hsiao has served as Chairman of the Board of each of Safestitch Medical, Inc. and Non-Invasive Monitoring Systems, Inc., or NIMS, both medical device companies, since September 2007 and October 2008, respectively. Dr. Hsiao has also served as Interim CEO of NIMS since February 2012. Dr. Hsiao is also a director of PROLOR Biotech, Inc., a development stage biopharmaceutical company, and Neovasc, Inc., a company developing and marketing medical specialty vascular devices. Previously Dr. Hsiao served on the boards of directors of IVAX Diagnostics and Protalix BioTherapeutics, Inc.

Dr. Hsiao’s background in pharmaceutical chemistry and strong technical expertise, as well as her senior management experience, enables her to provide valuable insights and a critical perspective with respect our product development efforts and business strategies. In addition, as a result of her role as director and/or chairman of other companies in the biotechnology and life sciences industries, Dr. Hsiao has a keen understanding and appreciation of the many regulatory and development issues facing pharmaceutical and biotechnology companies.

Curtis Lockshin, Ph.D. has served as a director since July 2008. Since October 2011, Dr. Lockshin has served as Vice President, Corporate R&D Initiatives at OPKO. From 2003 until September 2011, Dr. Lockshin served as an independent pharmaceutical and life sciences consultant, focused on small companies that seek to leverage their technology assets inside healthcare, biotechnology and security sectors. Since March 2011, Dr. Lockshin has served as a Director of ChromaDex Corporation. Dr. Lockshin served as a director of Winston Pharmaceuticals, Inc., a publicly held corporation and the parent company of Winston Laboratories, Inc., from September 2008 until May

2010. Dr. Lockshin served as a director of Getting Ready Corporation, a publicly held shell corporation, from December 2006 until its merger with Winston Laboratories in September 2008. Dr. Lockshin served as a director of clickNsettle.com, Inc., a publicly held shell corporation, from October 2007 until its merger with Cardo Medical, LLC in September 2008. Dr. Lockshin was a director of Orthodontix, Inc. from July 2006 until December 2006. From 1998 to 2002, Dr. Lockshin was a Scientist, Associate Director, and Director of Discovery Biology & Informatics at Sepracor Inc., where he was instrumental in establishing the New Leads program, which delivered novel chemical entities into the company’s preclinical pipeline. From 2002 until 2003, while Director of Discovery Biology at Beyond Genomics, Inc., Dr. Lockshin co-developed strategies for utilizing proprietary technology platforms in clinical trial optimization and prediction of off-target drug activities. Since 2004, Dr. Lockshin has served on the board of directors of the Ruth K. Broad Biomedical Research Foundation, a Duke University support corporation, which supports basic research related to Alzheimer’s disease and neurodegeneration via intramural, extramural, and international grants. Dr. Lockshin is a co-inventor on several U.S. patents and applications covering pharmaceuticals, biomaterials, and optics for remote biochemical sensing. Dr. Lockshin holds a Bachelor’s degree in Life Sciences and a Ph.D. in Biological Chemistry, both from the Massachusetts Institute of Technology.

Dr. Lockshin has over 10 years of experience in the pharmaceutical and life sciences industries and has served on the boards of directors of a variety of other public companies, which gives him a broad understanding of the operational, financial and strategic issues facing public companies. As an experienced scientist and inventor on several patents in the pharmaceuticals industry, Dr. Lockshin combines extensive leadership experience with a deep knowledge of the scientific matters related to our business.

Kim D. Janda, Ph.D. has served as a director since April 2011. Dr. Janda has served as the Ely R. Callaway, Jr. Chaired Professor in the Departments of Chemistry, Immunology and Microbial Science at The Scripps Research Institute since 1996 and as the Director of the Worm Institute of Research and Medicine at The Scripps Research Institute since 2005. Dr. Janda has also served as a Skaggs Scholar within the Skaggs Institute of Chemical Biology, also at The Scripps Research Institute, since 1996. Dr. Janda holds a B.S. degree from the University of South Florida in Clinical Chemistry and a doctoral degree from the University of Arizona with Robert B. Bates in natural product total synthesis. A hallmark of his research is that Dr. Janda has been able to uniquely combine principles of medicinal chemistry together with modern molecular biology, immunology and neuropharmacology, allowing the creation of both synthetic/natural molecules and processes with biological, chemical and physical properties. Dr. Janda has published over 425 original publications in refereed journals and founded the biotechnological companies CombiChem, Drug Abuse Sciences and AIPartia. Dr. Janda is associate editor of Bioorg & Med. Chem., PloS ONE and serves, or has served, on numerous journals including J. Comb. Chem., Chem. Reviews, J. Med. Chem., The Botulinum Journal, Bioorg. & Med. Chem. Lett., and Bioorg. & Med. Chem. Over a career of almost 25 years, Dr. Janda has provided numerous seminal contributions and is considered one of the first scientists to merge chemical and biological approaches into a cohesive research program. Dr. Janda serves on the Scientific Advisory Boards of Materia, Inc. and Singapore Ministry of Education, EP1 Physical Sciences.

Dr. Janda has almost 25 years of experience in life sciences and a very strong technical expertise relating to the discovery and development of antibody therapeutics, which gives him a unique understanding of the operational challenges and opportunities facing our company. As an experienced scientist and inventor on multiple patents in the life science industry, Dr. Janda brings critical insights into the operational requirements of a discovery and development antibody company as well as to our overall business and strategies relating to our ongoing development efforts, and serves as the chair of our Science Committee.

M. Scott Salka has served as a director since February 2012. Mr. Salka currently serves as Chief Executive Officer of Aspyrian, CendR and Vesper Biologics, all biotechnology companies. Previously, from 2001 until 2010, Mr. Salka served as Chief Executive Officer of Ambit Biosciences, a biotechnology company in San Diego, California. Since 2009, Mr. Salka has served on the Board of Directors of San Diego State University School of Business and has served on the Board of Directors of BIOCOM, the largest regional life science association in the world, since 2007. Mr. Salka holds an M.B.A. from Carnegie Mellon University and a B.S. in Finance from San Diego State University.

Mr. Salka’s experience as a Chief Executive Officer of multiple biotechnology companies and knowledge of the biotechnology industry bring a great business and practical understanding of our industry. Mr. Salka brings a broad understanding of the operational, financial and strategic issues facing companies and his experience in all aspects of early-stage companies provides valuable insight and perspective to our board of directors.

Diane D-S. Tang-Liu, Ph.D. has served as a director since February 2012. Dr. Tang-Liu currently serves as the Vice President, Clinical Pharmacology, Global Drug Development at Allergan, Inc. in Irvine, California, and has been employed by Allergan in various positions of increasing responsibility since 1981. Dr. Tang-Liu also serves as an adjunct Professor at USC – School of Pharmacy & Department of Pharmacology and Pharmaceutical Sciences in Los Angeles, California. Dr. Tang-Liu holds a Ph.D. in Pharmaceutical Chemistry from the University of California, San Francisco and a B.S. in Pharmacy from National Taiwan University, Taipei, Taiwan, R.O.C. Dr. Tang-Liu is a fellow of the American Association of Pharmaceutical Scientists and the American College of Clinical Pharmacology.

Dr. Tang-Liu has over 30 years of experience in the pharmaceutical and life sciences industry at Allergan, with over 10 years as an executive. Her management experience in leading divisions within Allergan and managing large budgets, as well as academic experience, provides both valuable insights and scientific perspective to our board of directors.

Board Independence

Our Board has the responsibility for establishing corporate policies and for our overall performance, although it is not involved in our day-to-day operations. Our common stock is quoted on the over-the-counter bulletin board, or the OTCBB. Since the OTCBB does not have rules regarding director independence, our Board currently makes its determination as to director independence based on the definition of “independence” as defined under the rules of the NYSE MKT. Our Board consults with our counsel to ensure that our Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NYSE MKT rules, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, us, our senior management and our independent auditors, our Board has determined that all of our directors, other than Dr. Ji, are independent, as defined in Section 803A of the NYSE MKT LLC Company Guide.

Board Leadership Structure

We have a separate Chairman of the Board, Mr. Halpryn, and Interim Chief Executive Officer, Dr. Ji. We believe that having an independent director serve as our Chairman allows our Chief Executive Officer to focus on our business, while allowing the Chairman to fulfill his fundamental Board leadership role, which includes providing advice to and independent oversight of our Board.

The Chairman role requires a significant additional commitment, particularly as the Board’s oversight responsibilities continue to grow due to our expanding business operations. Our Board is committed to good corporate governance and believes that it is appropriate for an independent, highly-qualified, director to serve as its Chairman.

Our Chairman is responsible for the orderly functioning of our Board and enhancing its effectiveness. Our Chairman guides Board processes, provides input on agenda items and presides at Board meetings. Our Chairman additionally acts as a liaison between our Board members and our executive management team, consulting regularly and providing guidance on Board-related matters. In the absence of the Chairman, another independent director typically presides at meetings of our Board.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee is responsible for overseeing the management of financial risks and manages risks associated with the independence of our Board and potential conflicts of interest, and also oversees the management of risks associated with health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is informed about such risks by the committees.

Board of Directors Meetings

During the fiscal year 2011, our Board met eight times, including telephonic meetings, and did not act by unanimous written consent. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served.

Information Regarding Board Committees

Our Board has established standing Audit and Compensation Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. Both committees operate under a written charter adopted by our Board, each of which is available on our Internet website at www.sorrentotherapeutics.com under “Corporate Governance.” In February 2012, our Board formed a Science Committee comprised of Drs. Janda (Chair), Lockshin, Tang-Liu and Jito provide assistance to our Board in fulfilling its oversight responsibilities relating to: (i) our research and development and technology strategies and initiatives; and (ii) significant trends in science and technology and the potential impact of such trends on our business and operations.

Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Audit Committee is currently comprised of Mr. Halpryn and Mr. Salka. Mr. Halpryn serves as the Chairperson of the Audit Committee. The functions of this Committee include, among others:

•	evaluating our independent registered public accountant’s qualifications, independence and performance;

•	determining the engagement of our independent auditors;

•	approving the retention of our independent auditors to perform any proposed audit and permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement terms as required by law;

•	reviewing our financial statements;

•	reviewing our critical accounting policies and estimates;

•	discussing with our management and our independent auditors the results of the annual audit and the review of our quarterly financial statements; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary. The Audit Committee met six times (including telephonic meetings) during fiscal year 2011. Our Board has adopted a written charter of the Audit Committee that is available to stockholders on our Internet website at www.sorrentotherapeutics.com under “Corporate Governance.”

Our common stock is quoted on the OTCBB. Since the OTCBB does not have rules regarding independence of audit committee members, our Board currently makes its determination as to the independence of our Audit Committee members based on the definition of “independence” as defined under the rules of the NYSE MKT. Under the applicable rules and regulations of the NYSE MKT, each member of a company’s audit committee must be considered independent in accordance with Section 803A of the NYSE MKT LLC Company Guide and Rule 10A-3(b)(1) under the Exchange Act. Our Board reviews the NYSE MKT standards and Exchange Act definitions of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Section 803A of the NYSE MKT Listed Company Manual). Our Board has determined that all members of our Audit Committee also meet the requirements for financial literacy under the NYSE MKT listing standards.

Our Board has determined that Mr. Salka is an audit committee financial expert, as defined under applicable SEC rules, and that both Messrs. Halpryn and Salka meet the background and financial sophistication requirements under Section 803A of the NYSE MKT LLC Company Guide. In making these determinations, our Board made a qualitative assessment of Mssrs. Halpryn’s and Salka’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee is composed of “independent” directors, as determined in accordance with Section 803A of the NYSE MKT LLC Company Guide and Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be viewed on our Internet website at www.sorrentotherapeutics.com under “Corporate Governance.”

As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for us and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for 2011.

The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and Mayer Hoffman McCann P.C., the independent registered public accounting firm;

•	discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by AU Section 380, Communications with Audit Committees, as may be modified or supplemented; and

•

received from Mayer Hoffman McCann P.C. the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Mayer Hoffman McCann P.C.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Audit Committee

Mr. M. Scott Salka
Mr. Glenn Halpryn (Chair)

This foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

Compensation Committee. Our Compensation Committee is comprised of Mr. Halpryn, Dr. Lockshin and Dr. Janda. Mr. Halpryn serves as the Chairperson of our Compensation Committee. The functions of this committee include, among others:

•	determining the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	evaluating and recommending the type and amount of compensation to be paid or awarded to our Board members;

•	evaluating and recommending to our Board the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Our Board has adopted a written charter of the Compensation Committee that is available to stockholders on our Internet website at www.sorrentotherapeutics.com under “Corporate Governance.” The Compensation Committee meets periodically throughout the year as necessary. The Compensation Committee met three times (including telephonic meetings) during fiscal year 2011. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and other representatives of senior management as necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain or consult compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making decisions on executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions we expect the executive officer to make to the success of our business.

Director Qualifications

There are no specific minimum qualifications that our Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Board considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics:

•	the highest ethical standards and integrity and a strong personal reputation;

•	a background that provides experience and achievement in business, finance, biotechnology or other activities relevant to our business and activities;

•	a willingness to act on and be accountable for Board and, as applicable, committee decisions;

•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;

•	an ability to work effectively and collegially with other individuals;

•	loyalty and commitment to driving our success and increasing long-term value for our stockholders;

•	sufficient time to devote to Board and, as applicable, committee membership and matters; and

•	the independence requirements imposed by the SEC and the NYSE MKT.

The Board retains the right to modify these qualifications from time to time.

Non-Employee Director Compensation

The following table summarizes the total compensation paid to or earned by each of our directors who served during all or a portion of the year ended December 31, 2011. (1)

	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Glenn Halpryn	6,000	825	6,825
Dr. Curtis Lockshin	6,000	275	6,275
Dr. Jane Hsiao	6,000	825	6,825
Dr. Kim Janda(3)	3,115	30,425	33,540
Stephen Zaniboni(4)	2,449	—	2,449
Dr. Ernst-Guenter Afting(4)	2,651	—	2,651

(1)	Dr. Schuh, our former Chairman of the Board and former Chief Executive Officer and a named executive officer, and Dr. Ji, our Interim Chief Executive Officer and Chief Scientific Officer and a named executive officer, are not included in this table as they were / are employees and thus receive no compensation for their service as directors. Dr. Schuh’s and Dr. Ji’s compensation for 2011 is included in the Summary Compensation Table below.
(2)	These amounts represent the aggregate grant date fair value of awards for grants of options to each listed director for the fiscal year ended December 31, 2011, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended December 31, 2011. The value as of the grant date for stock options is recognized over the number of days of service required for the stock option to vest in full. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 6 to the Financial Statements included in our Annual Report on Form 10-K. As of December 31, 2011, each of our non-employee directors held the following number of options: Glenn Halpryn—87,500; Curtis Lockshin—92,500; Jane Hsiao—67,500; and Kim Janda—447,500.
(3)	Dr. Janda was appointed to the Board effective April 15, 2011. Dr. Janda received an option grant award of 200,000 shares related to consulting services during 2011, which option grant award is reflected in the table above.
(4)	Dr. Afting and Mr. Zaniboni resigned from our Board effective April 1, 2011.

From January 2011 through December 2011, our outside directors received a quarterly fee of $1,500 for their service as directors, which was paid quarterly. Additionally, we reimburse each outside director for reasonable travel expenses related to such director’s attendance at Board and committee meetings.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our Board at our annual meeting, we encourage all of our directors to attend. We did not hold an annual meeting of stockholders in 2011.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to our corporate secretary, Joshua Weingard at Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121. The corporate secretary will forward such communications to each member of our Board; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Code of Ethics

We have adopted the Sorrento Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our Internet website at www.sorrentotherapeutics.com under “Corporate Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our Internet website at www.sorrentotherapeutics.com under “Corporate Governance” and/or in our public filings with the SEC.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the seven nominees receiving the highest number of votes will be elected to our Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF HENRY JI, PH.D., GLENN L. HALPRYN, JANE H. HSIAO, PH.D., M.B.A., CURTIS LOCKSHIN, PH.D., KIM D. JANDA, PH.D., M. SCOTT SALKA AND DIANE D-S. TANG-LIU, PH.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Mayer Hoffman McCann P.C., or Mayer Hoffman, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. Mayer Hoffman has audited the Company’s financial statements since 2009. Representatives of Mayer Hoffman are not expected to be present at the annual meeting

Stockholder ratification of the selection of Mayer Hoffman as the Company’s independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of Mayer Hoffman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Mayer Hoffman. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2011 and 2010 by Mayer Hoffman, our principal auditor for such periods. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2011	2010
Audit Fees(1)	53,000	51,714
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	53,000	51,714

(1)	Audit fees for the year ended December 31, 2011 related to our annual audit for 2010 and the review of our 2011 quarterly financial statements and other SEC filings. Audit fees for the fiscal year ended December 31, 2010 related to our annual audit for 2009 and the review of our 2010 quarterly financial statements and other SEC filings.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent auditors, Mayer Hoffman. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.

The Audit Committee has determined that the rendering of the services other than audit services by Mayer Hoffman is compatible with maintaining the principal accountant’s independence.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Mayer Hoffman. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF MAYER HOFFMAN MCCANN P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 13, 2012, with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of July 13, 2012. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 299,877,135 shares of common stock outstanding as of July 13, 2012, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before September 11, 2012, which is 60 days after July 13, 2012. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121.

Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percentage of Class
Named Executive Officers and Directors:
Dr. Henry Ji, Director, Chief Scientific Officer and Secretary	58,404,032	(1)	19.5%
Richard G. Vincent, Chief Financial Officer	225,000	(2)	*
Glenn L. Halpryn, Director and Former Principal Executive Officer	18,917,003	(3)	6.3%
4400 Biscayne Boulevard, Suite 950
Miami, Florida 33137
Jane Hsiao, Ph.D., Director	2,299,219	(4)	*
4400 Biscayne Boulevard, Suite 950
Miami, Florida 33137
Dr. Curtis Lockshin, Director	92,500	(5)	*
4400 Biscayne Boulevard, Suite 950
Miami, Florida 33137
Dr. Kim Janda, Director	197,500	(6)	*
10550 N. Torrey Pines Road, 8CC-582
La Jolla, CA 92037
Dr. Antonius Schuh, Former Chairman and Former Chief Executive Officer	25,484,329	(7)	8.5%
11055 Flintkote Ave, Ste B
San Diego, CA 92130
All Officers and Directors as a Group (7 Persons)	105,819,583	(8)	35.3%
5% Stockholders:
Dr. Antonius Schuh, Former Chairman and Former Chief Executive Officer	25,484,329	(7)	8.5%
Dr. Henry Ji, Director, Interim Chief Executive Officer and Chief Scientific Officer	58,404,032	(1)	19.5%
Stephen Zaniboni	25,484,329	(9)	8.5%
OPKO Health, Inc. 4400 Biscayne Boulevard, Suite 900 Miami, Florida 33137	59,015,257		19.7%
Donald Scifres One First Street, Suite 14 Los Altos, CA 94022	38,844,714	(10)	13.0%
Halpryn Group VI, LLC 4400 Biscayne Boulevard, Suite 950 Miami, Florida 33137	17,271,728		5.8%
Guo Fang Group Building 15, Unit 1301; No.28 Changshou Road Putuo District, Shanghai People’s Republic of China	15,625,000		5.2%
Steven Jerry Glauser 1400 16th Street, Suite 510 Denver, Colorado 80202	21,292,847	(11)	7.1%

*	Less than 1%.
(1)	Comprised of 75,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 13, 2012, 6,250,000 deemed to be beneficially owned by Dr. Ji in his capacity as one of three controlling persons in the Hongye SD Group, LLC and 52,154,032 shares of common stock held in family trusts, of which Dr. Ji is a co-trustee with his wife Vivian Q. Zhang. Each of Dr. Ji and Vivian Q. Zhang, while acting as co-trustees, have the power to act alone and have those actions binding on both trustees and the trusts assets, including voting and dispositive power over the shares of common stock held by the family trusts.
(2)	Comprised of 225,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 13, 2012.
(3)	Comprised of 87,500 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 13, 2012, 864,173 shares of common stock held directly, 17,184,228 shares of common stock held by Halpryn Group VI, LLC, of which Mr. Halpryn is a member, and 781,102 shares of common stock held by IVC Investors, LLP, in which Mr. Halpryn has an interest. Mr. Halpryn disclaims beneficial ownership of the shares of common stock held by each of Halpryn Group VI, LLC and IVC Investors, LLLP, except to the extent of any pecuniary interest therein.
(4)	Comprised of 67,500 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 13, 2012 and 2,231,719 shares of common stock held indirectly through Hsu Gamma Investment, L.P., of which Dr. Hsiao is the general partner.
(5)	Comprised of 92,500 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 13, 2012.
(6)	Comprised of 197,500 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 13, 2012.
(7)	Comprised of 25,484,329 shares of common stock held in a trust, of which Dr. Schuh is the trustee.
(8)	Comprised of shares included under “Named Executive Officers and Directors”.
(9)	These shares are held in a trust, of which Mr. Zaniboni is the trustee.
(10)	These shares are held in a trust account, of which Mr. Scifres is the trustee.
(11)	Comprised of 4,108,619 shares of common stock held directly and 17,184,228 shares of common stock held by Halpryn Group VI, LLC, of which Mr. Glauser is a member. Mr. Glauser disclaims beneficial ownership of the shares of common stock held by Halpryn Group VI, LLC, except to the extent of any pecuniary interest therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth certain information about our executive officers as of July 13, 2012:

Name	Age	Present Position with Sorrento Therapeutics, Inc.
Henri Ji, Ph.D.	48	Director, Interim Chief Executive Officer and Chief Scientific Officer
Richard G. Vincent	49	Chief Financial Officer

Executive Officers

The biography of Henry Ji, Ph.D. can be found under “Proposal 1 – Election of Directors.”

Richard G. Vincent joined us in January 2010, and has served as our Chief Financial Officer, on a part-time basis, since February 2010. Since April 2008, Mr. Vincent has also served as a contract Chief Financial Officer for various other companies, including Elevation Pharmaceuticals, Inc., Genoa Pharmaceuticals, Inc., Meritage Pharma, Inc., Verus Pharmaceuticals, Inc., Chumby Industries, Inc. and Suneva Medical, Inc. From October 2004 to March 2009, Mr. Vincent served as Chief Financial Officer of Verus Pharmaceuticals, Inc., a specialty pharmaceutical company focused on developing and commercializing pediatric drug/device combination products for the treatment of asthma, allergies, and related diseases and conditions. From October 2003 to October 2004, Mr. Vincent served as Chief Financial Officer of Women First HealthCare, Inc., a publicly held specialty pharmaceutical company focused on women’s healthcare and dermatology. Mr. Vincent also served as Senior Director of Finance for Elan Pharmaceuticals, Inc., a public biopharmaceutical company engaged in research, development and commercial activities primarily in neuroscience, autoimmune and severe chronic pain, from October 2001 to October 2003. From November 1995 to October 2001, Mr. Vincent served in various senior management capacities for several wireless and technology companies. From 1987 to 1995, Mr. Vincent held a number of positions with Deloitte & Touche LLP, the last of which was senior manager, where he specialized in emerging growth and publicly-reporting companies. Mr. Vincent became a Certified Public Accountant in California in 1989 and holds a B.S. degree in business with an emphasis in accounting from San Diego State University.

Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2011 and 2010 by our former Chairman of the Board and Chief Executive Officer, our Interim Chief Executive Officer and Chief Scientific Officer and our Chief Financial Officer. We refer to these individuals collectively as our “named executive officers.” There are no other executive officers who earned in excess of $100,000 as of December 31, 2011.

Name and Principal Position	Year	Salary	Bonus ($)	Stock/ Option Awards ($) (1)	Fees Earned Or Paid in Cash ($)	All Other Compensation ($) (2)	Total ($)
Henry Ji, Ph.D.(3) Interim Chief Executive Officer and Chief Scientific Officer	2011 2010	240,000 240,000	— —	— 8,550	— —	22,371 23,136	262,371 271,686
Richard Vincent(4)	2011	117,525	—	63,500	—	—	181,025
Chief Financial Officer	2010	65,500	—	6,400	—	—	71,900
Antonius Schuh, Ph.D.(5)	2011 2010	86,027 250,000	— —	— 8,550	— —	255,227 18,204	341,254 276,754
Former Chairman of the Board and Former Chief Executive Officer

(1)	These amounts represent the aggregate grant date fair value of awards for grants of options to each named executive officer in the relevant fiscal year, computed in accordance with FASB ASC Topic 718. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. The value as of the grant date for stock options is recognized over the number of days of service required for the stock option to vest in full. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 6 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	The amounts in this column consist of health and welfare benefits for Mr. Ji in 2010 and 2011 and for Mr. Schuh in 2010. In 2011, Mr. Schuh received health and welfare benefits totaling $5,227 and severance of $250,000, see (5) below.
(3)	Mr. Ji has served as our post merger company Chief Scientific Officer and a director since September 2009 and as our Interim Chief Executive Officer since April 2011.
(4)	Mr. Vincent was appointed Chief Financial Officer in February 2010 and has served us, on a part time basis, since January 2010.
(5)	Dr. Schuh resigned from his positions as Chairman of the Board and Chief Executive Officer in April 2011. Upon Dr. Schuh’s termination of employment in April 2011, Dr. Schuh received a non-recurring severance payment of $250,000 representing one year’s base salary. This severance payment is included in the “All Other Compensation” column for 2011.

We paid no perquisites or other personal benefits to our executive officers during the years ended December 31, 2011 and 2010.

Outstanding Equity Awards at December 31, 2011

The following table presents the outstanding option awards held by each of our named executive officers as of December 31, 2011.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Earned Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Henry Ji	02/16/10	75,000	75,000	$0.07	02/15/20	—	—
Richard Vincent	02/05/10	100,000	0	$0.07	02/05/20	—	—
	03/07/11	125,000	375,000	$0.14	03/07/21	—	—
Antonius Schuh(3)	—	—	—	—	—	—	—

(1)	All of the options vest and become exercisable as to 25% of the shares subject to the option on each of the first four anniversaries of the date of grant.
(2)	Represents the fair market value of a share of our common stock, as determined by our Board, on the option’s grant date.
(3)	Dr. Schuh’s employment was terminated in April 2011. All outstanding options expired unexercised in 2011.

Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee thereof believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.

Discretionary Annual Bonus. In addition to base salaries, our Board or the applicable committee thereof has the authority to award discretionary annual bonuses to our named executive officers. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and value-creating milestones. No bonuses were awarded during 2011.

Equity-Based Incentives. Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive program intended to reward longer-term performance and to help align the interests of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders.

When making equity-award decisions, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. The amount of equity incentive compensation granted reflects the executives’ expected contributions to our future success. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of our stock.

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

The amounts awarded to the named executive officers are based on the Compensation Committee’s subjective determination of what is appropriate to incentivize the executives. Generally, the grants to named executive officers vest over a four-year period with 25% vesting on each anniversary of the grant date. All equity awards to our employees, including named executive officers, and to directors, have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value on the grant date based on the valuation determined by our Board.

Employment and Consulting Agreements

Employment Agreement with Dr. Henry Ji. Dr. Henry Ji is a party to an employment letter, entered into as of September 21, 2009, or the Employment Letter. Pursuant to the Employment Letter, Dr. Ji is currently employed as our interim Chief Executive Officer and Chief Scientific Officer. The Employment Letter is for a term of three years from September 21, 2009. Under the Employment Letter, Dr. Ji will receive an initial annual salary of $240,000, and will be eligible to participate in any cash-bonus program and equity award plan in such amounts as our Board or any applicable committee thereof shall determine in its sole discretion. The Employment Letter provides that in the event his employment with us is terminated prior to the end of the term specified in the Employment Letter for any reason other than for “cause”, then concurrent with such termination, he will be entitled to receive (i) all compensation accrued, but unpaid, up to the date of termination, and (ii) severance in an amount equal to one year of his then-current base salary. In addition, the vesting of all stock options or other equity awards then held by him will accelerate in full and be exercisable for a period of 90 days after any such termination. In the Employment Letter, “cause” is defined to mean (i) any dishonesty that is intended to materially injure our business, (ii) conviction of any felony, or (iii) any wanton or willful dereliction of duties that are not cured after being provided with 30 days written notice. Effective January 1, 2012, our Compensation Committee increased Dr. Ji’s annual salary to $250,000.

Consulting Agreement with Richard Vincent. In January 2010, we entered into a consulting agreement with Richard Vincent, an independent contractor serving as our Chief Financial Officer. As amended, Mr. Vincent: (i) currently receives a daily retainer of $1,300, and (ii) is eligible for an annual bonus at the sole discretion of our Board or any applicable committee thereof. Either we or Mr. Vincent may terminate the agreement at any time.

Other Compensation.

We intend to provide benefits and perquisites for our named executive officers at levels comparable to those provided to other executive officers in our industry. Our Board or any applicable committee thereof, in its discretion, may revise, amend or add to the benefits and perquisites of any named executive officer as it deems it advisable and in the best interest of the Company and our stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

The following is a description of transactions or series of transactions since January 1, 2011, or any currently proposed transaction, to which we have been a party, in which the amount involved in the transaction or series of transactions exceeds the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2011 and December 31, 2010, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Employment and Consulting Agreements” above.

Common Stock Private Placement

On December 29, 2011, we entered into a Stock Purchase Agreement, or the Stock Purchase Agreement, with the Donald R. Scifres 2011 Annuity Trust Y, or the Scifres Trust, an accredited investor, to issue 12,500,000 shares of common stock in consideration for an aggregate investment of $2.0 million, or the December 2011 Financing. The December 2011 Financing was completed on December 29, 2011. Pursuant to the Stock Purchase Agreement, as amended, we were permitted to sell up to an additional 25,000,000 shares of common stock under the Stock Purchase Agreement to one or more accredited investors on or before May 15, 2012, and the Scifres Trust and its affiliates, together, SDL, had the right, but not the obligation, to purchase up to 6,250,000 of any such securities sold by us. Immediately prior to the completion of the December 2011 Financing, SDL held 10.5% of the outstanding shares of our common stock and upon completion of the December 2011 Financing, SDL held 14.8% of the outstanding shares of our common stock.

The Stock Purchase Agreement provides to SDL preemptive rights, except under certain conditions, for SDL to participate in any offer or sale by us of any capital stock or other securities of any type that are, or may become convertible, into capital stock, up to SDL’s pro rata portion, on the same terms, conditions and price provided in any subsequent placement of its securities. SDL’s preemptive rights do not apply to, among others things: (a) shares of common stock, options, warrants or other convertible securities issued to employees or officers or directors or outside consultants or contractors of the Company or any subsidiary pursuant to a plan, agreement or arrangement duly approved by our Board; (b) securities issued in connection with the acquisition of all or a substantial portion of the assets or the business of another entity by us; (c) securities issued in connection with a corporate partnering transaction, strategic alliance, technology transfer, license or similar transaction; or (d) any shares of common stock sold at a price equal to or greater than $0.16 per share, or the Purchase Price, (as adjusted for any stock splits, stock dividends, stock combinations, and similar events occurring after the date of the Stock Purchase Agreement), or any other capital stock or other securities of any type whatsoever convertible into or exchangeable for our common stock at a price equal to or greater than the Purchase Price (as adjusted for any stock splits, stock dividends, stock combinations, and similar events occurring after the date of the Stock Purchase Agreement). SDL’s preemptive rights terminate on the earliest of (a) such time as SDL no longer is the owner of 40,000,000 shares of our common stock (as adjusted for any stock splits, stock combinations, and similar events occurring after the date of the Stock Purchase Agreement), (b) December 29, 2016, (c) the date our common stock is listed on a national exchange, or (d) the date of the closing of a sale or other disposition of all or substantially all of our assets or our merger into or consolidation with any corporation or other entity, in which the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of our voting power or the surviving entity.

The Stock Purchase Agreement provides that we shall have one designee of SDL Ventures, LLC, an affiliate of the Scifres Trust, nominated for election to our Board, subject to approval of our full Board. The SDL-nominee must have relevant industry experience or academic experience and satisfy the independence requirements of the Nasdaq Global Market. We nominated M. Scott Salka for election to our Board, and our full Board approved the nomination of M. Scott Salka in February 2012.

The Stock Purchase Agreement provides piggy back registration rights to each investor in the December 2011 Financing, with such rights terminating upon the earlier of (a) seven years from the date of the Stock Purchase Agreement or (b) when such investor is entitled to sell all of the shares purchased pursuant to the Stock Purchase Agreement without volume restriction pursuant to Rule 144.

On May 14, 2012, we entered into an Amended and Restated Stock Purchase Agreement with certain accredited investors, to issue an additional 37,500,000 shares of common stock in consideration for an aggregate investment of $6.0 million, or the May 2012 Financing. The May 2012 Financing was completed on May 15, 2012. 6,250,000 of the shares were purchased by an investor, Hongye San Diego Group, LLC, of which Dr. Henry Ji, our interim Chief Executive Officer and Chief Scientific Officer, is a managing director. All other material terms of the Stock Purchase Agreement described above remain unchanged.

Stock Option Grants

We have granted stock options to our non-employee directors and executive officers.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnity agreements with certain of our directors, officers and other key employees. Pursuant to such agreements, as well as the Company’s bylaws, we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of our Board reviews and approves all transactions that are required to be reported under Item 404(a) of Regulation S-K, including each transaction described above. In order to approve a related party transaction, the Audit Committee requires that (i) such transactions be fair and reasonable to us at the time it is authorized by the Audit Committee and (ii) such transaction must be authorized, approved or ratified by the affirmative vote of a majority of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related party transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes of ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, no officer, director or greater than ten percent beneficial owner was delinquent with their Section 16(a) filing requirements, except for one Form 4 by SDL Ventures, LLC, an affiliate of the Scifres Trust and a greater than ten percent beneficial owner, that was filed late.

STOCKHOLDER PROPOSALS

The Board will consider director candidates recommended by our stockholders of record. The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether a candidate was recommended by a stockholder of record or not. Stockholders of record who wish to recommend individuals for consideration by the Board to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Board, c/o Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121, Attn: Corporate Secretary, no later than the close of business on the 45th day nor earlier than the 75th day prior to the anniversary date of the initial mailing of our proxy statement for our preceding year’s annual meeting of stockholders. However, if the meeting date is more than 30 days before or after the 1 year anniversary of the preceding year’s annual meeting of stockholders, written recommendations must be received by the Secretary at the principal executive offices by not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement (as defined in our bylaws) of the date of such meeting is first made. Each written recommendation must set forth, among other information:

•	the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

the class, series and number of our shares, and any of our convertible securities, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder of record and any beneficial owner on whose behalf the nomination is being made has the right to vote any of our voting securities;

•	any “short” interest in our securities held by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	the proposed director candidate’s name, age, business address and residential address;

•

complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•	the class and number of our shares that are beneficially owned by the proposed director candidate as of the date of the written recommendation; and

•

any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as director if so elected.

If a proposed director candidate is recommended by a security holder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Board.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2011 will be mailed to stockholders of record on or about August 2, 2012. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121, Attention: Corporate Secretary.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Henry Ji, Ph.D.
Interim Chief Executive Officer, Chief Scientific Officer and Director

San Diego, California

July 31, 2012

SORRENTO THERAPEUTICS, INC.

6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS — SEPTEMBER 6, 2012

The undersigned hereby appoints Henry Ji, Ph. D. and Rich Vincent, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of Sorrento Therapeutics, Inc. (the “Company”) to be held on September 6, 2012, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on July 13, 2012 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Annual Meeting and on matters incident to the conduct of the Annual Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE

ENCLOSED ENVELOPE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS

1.	Election of seven directors.

NOMINEES:

(01) Henry Ji, Ph.D.	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT
(02) Glenn L. Halpryn
(03) Jane Hsiao, Ph.D., M.B.A.
(04) Curtis Lockshin, Ph.D.
(05) Kim D. Janda, Ph.D. (06) M. Scott Salka (07) Diane D-S. Tang-Liu, Ph.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s),

mark “FOR ALL EXCEPT” and, in the list to the left, strike a line through the name of the nominee for whom you wish to withhold your vote.

2.	Ratification of the appointment of Mayer Hoffman McCann P.C. as the company’s independent registered public accountants for the fiscal year ending December 31, 2012.

☐  FOR                     ☐  AGAINST                    ☐  ABSTAIN

3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED: IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS; IN FAVOR OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012; AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the September 6, 2012 meeting.

Signature of Stockholder	Date:
Signature of Stockholder	Date:

NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.